Exhibit 10.4


                              CONSULTING AGREEMENT

         THIS AGREEMENT, made this 22nd day of February, 2001, by and between WESBANCO, INC., a West Virginia corporation, party of the first part (hereinafter called "Wesbanco"), and PAUL W. DONAHIE, of Wheeling, Ohio County, West Virginia, party of the second part (hereinafter called "Consultant").

         WHEREAS, the Consultant has heretofore served as an Executive Officer of American Bancorporation ("American") for a significant number of years and in that capacity has established significant contacts and relationships with customers of American and its subsidiaries, as well as with banking institutions in markets served by American and Wesbanco, and

         WHEREAS, American and Wesbanco have executed an Agreement and Plan of Merger dated the 22nd day of February, 2001, providing for the acquisition of American by Wesbanco and the merger of American's operating subsidiaries with and into existing entities of Wesbanco, and

         WHEREAS, Consultant will retire as an executive officer as of the date of such merger with Wesbanco, and

         WHEREAS, Wesbanco desires to obtain the services of Consultant, as hereinafter set forth, in connection with the continuing activities of Wesbanco, and to be assured of his services on the terms and conditions hereinafter set forth, and

         WHEREAS, Consultant is willing to provide such services in accordance with the terms and conditions of this Agreement.




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         NOW,   THEREFORE,   THIS   AGREEMENT   WITNESSETH:   That  for  and  in
consideration of the mutual promises and covenants hereinafter contained, the parties hereto do hereby agree as follows:

         1. CONSULTING RELATIONSHIP. Wesbanco hereby retains Consultant to render services (as hereinafter defined) as may be requested from time to time by the Board of Directors, Executive Committee or President of Wesbanco. Consultant hereby agrees to render such services for the compensation herein provided, agrees to be available at such times and in such places as are mutually agreeable and with reasonable notice, and agrees to give his best efforts to such services so long as they shall be required hereunder.

         2. COMPENSATION. Subject to the terms of this Agreement, Consultant shall be paid for services rendered at a fixed rate of Ten Thousand Dollars
($10,000.00) per month during the term of this Agreement, payable monthly throughout the term of this Agreement. In addition, Consultant shall be entitled to be reimbursed his reasonable and necessary business expenses incurred in connection with the services to be performed hereunder.

         3. TERM. The term of this Consulting Agreement shall be for the term of three (3) months from and after the date of the proposed merger of American's operating subsidiaries, or the date of the data processing conversion for American, whichever is later, and shall terminate at that time.

         4. SERVICES. The services to be provided by Consultant hereunder shall consist of such advice and services as may be requested from time to time by the Board of Directors, Executive Committee or President of Wesbanco in connection with the present and future corporate activities of Wesbanco.


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

         5. NONCOMPETITION. Without the prior written consent of Wesbanco, Consultant will not, during the term of this Consulting Agreement, and for a period of one (1) year thereafter, directly or indirectly, (i) engage in, or be employed in an executive capacity by or render executive, consulting or other services to any person, firm, corporation or association engaged in the banking business within a radius of fifty (50) miles of the City of Wheeling, or (ii) render any services or give any advice similar to the services required to be rendered by Consultant to Wesbanco hereunder.

         6. CONFIDENTIAL INFORMATION. Without the prior written consent of Wesbanco, Consultant shall not, directly or indirectly, divulge to any person, or use for his own benefit, any confidential information concerning the business, affairs, customers or acquisition candidates of Wesbanco, acquired by him during his previous employment with American or during the performance of his duties hereunder, it being the intent of Wesbanco and Consultant to restrict Consultant from disseminating or using any information which is unpublished and not readily available to the general public.

         7. DELEGATION OF DUTIES, ASSIGNMENT OF RIGHTS, AND AMENDMENT. Consultant may not delegate the performance of any of his obligations or duties except as to such duties as may be performed by employees of the holding company or its affiliate banks in the ordinary course of their duties, nor assign any rights hereunder without the prior written consent of Wesbanco. Any such purported delegation or assignment in the absence of such written consent shall be void. This Consulting Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

         8. GOVERNING LAW AND ENTIRE AGREEMENT. This Consulting Agreement shall be construed and governed in accordance with the laws of the State of West


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Virginia,  contains the entire agreement between the parties with respect to the services contemplated herein, and supercedes all previous commitments in writing between the parties hereto.

         9. INSURANCE. Consultant shall be entitled to such insurance benefits from Wesbanco as are provided to retirees of said corporation in accordance with the personnel policies of Wesbanco. In addition, Wesbanco shall, to the extent such coverage can be provided, maintain health insurance coverage for Consultant upon the same terms and conditions as that currently provided for other retirees of Wesbanco, and as may be amended, from time to time.

         10. INDEPENDENT CONTRACTOR. It is the intention of the parties hereto that Consultant shall perform services hereunder as an independent contractor and the consulting arrangement hereunder shall not constitute an employment relationship, nor shall Consultant be considered an employee of Wesbanco for any purpose. WITNESS the following signatures:


                                            WESBANCO, INC.

                                            BY:/s/ EDWARD M. GEORGE
                                               ---------------------------------
                                                    ITS PRESIDENT


                                               /s/ PAUL W. DONAHIE
                                               ---------------------------------
                                                   PAUL W. DONAHIE